Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Navient Corporation on Form S-8 (No. 333-195535 and 333-279739) of our report dated June 23, 2026, appearing in this Annual Report on Form 11-K of Navient 401(k) Savings Plan for the year ended December 31, 2025.

/s/ CohnReznick LLP

Bethesda, Maryland
June 23, 2026